Exhibit 23.3

Partners:
Willy Y.P. Cheng * ᴼ ◆ ⌘	鄭炎潘
Hank H.F. Lo ◆	勞恒晃
Wendy W.S. Lam ◆	林穎詩
Lai S. Lam ◆	林麗嫦
Cornelia W.C. Chu ◆	朱㥣潛
Heidi H.Y. Chui ᴼ ◆ ⌘	徐凱怡
Our Ref :	GYT(P)/HLO/90020 (Cor. Fin.)		Rodney Y.F. Teoh ◆ ⌘	張源輝
			Erica Y.Y. Cheng	鄭鈺茵
Your Ref :			Calvin K.F. Lo ◆	羅啟峰
			Gordon H.Y. Tsang ◆ ⌘	曾浩賢
Reply Email :	gordon.tsang@sw-hk.com		Dominic C.M. Lau *	劉俊明
			Terence Y.F. Lau ⌘	劉硯楓
Reply Fax :	(852) 2157 5504		Katy Lai	黎嘉鈿
			Rainbow S.L. Ip⌘	葉小鈴
Direct Line :	(852) 2157 5504		Michael K.H. Lau⌘	劉嘉熙

Date :	7 January 2026		Senior Consultant:
			Catherine K.G. Por *◆	傅景元

		*	Notary Public of Hong Kong
PS International Group Ltd.			香港國際公證人
		ο	China-Appointed Attesting Officer
Units 1002, 10/F			中國委托公証人
Join-in Hang Sing Centre		◆	Civil Celebrant of Marriages
No.2-16 Kwai Fung Crescent, Kwai Chung			婚姻監禮人
New Territories, Hong Kong		⌘	GBA Lawyer
粵港澳大灣區律師
Dear Sir or Madam,

Re:	Consent Letter in relation to PS International Group Ltd.

We consent to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in connection with the registration statement of PS International Group Ltd. (the “Company”) on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 7, 2026 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Stevenson, Wong & Co.

Stevenson, Wong & Co.

香港中環皇后大道中15號置地廣場告羅士打大廈18樓1801-08及1810室
Units 1801-08 & 1810, 18/F, Gloucester Tower, The Landmark,
15 Queen's Road Central, Hong Kong
香港中環皇后大道中28號中滙大廈501室
501, Central Tower, 28 Queen's Road Central, Hong Kong	電話 Tel: +852 2526 6311 傳真 Fax: +852 2845 0638 電郵 Email: info@sw-hk.com www.sw-hk.com Member of Interlaw since 1982

†錦天城律師事務所分所Branch of AllBright Law Offices:

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